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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 26, 2002

                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)

        NEW JERSEY                     0-19777               22-3103129
     (State or other                 (Commission           (IRS Employer
 jurisdiction of incorporation)      File Number)       Identification Number)

                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

DUSA Pharmaceuticals, Inc. ("DUSA") issued a press release on August 27, 2002 attached to and made part of this report, announcing that it has finalized a termination agreement with Schering AG, its former marketing and development partner for Levulan(R) PDT in the field of dermatology. This action follows the previously announced notice of termination which DUSA received on June 6, 2002, according to the terms of the parties' Marketing Development and Supply Agreement dated November 22, 1999. As a result of finalizing the termination, DUSA has reacquired all rights it granted to Schering AG under the agreement.

As part of the agreement, Schering AG has agreed to continue its financial support for the dermatology R&D program for the remainder of 2002. This will result in DUSA receiving an additional Two Million Fifty Thousand Dollars ($2,050,000) in three installments by December 31, 2002. These payments will bring Schering AG's 2002 total payments to $2,748,083. In addition, Schering AG will complete several on-going clinical studies for DUSA's benefit.

Schering AG is transferring all of its interest in the regulatory filings it made in Austria, South Africa and Brazil. However, DUSA has determined that it will not be beneficial, at this time, to continue to pursue the regulatory approval of Levulan(R) PDT in Australia, so DUSA has authorized Schering AG to withdraw this application.

In the financial statements for the quarter ending September 30, 2002, the Company expects to record in its Statement of Operations any unamortized deferred revenue (which amounts to $21,320,830 at June 30, 2002) related to non-refundable milestone payments previously received under the Schering Agreement. The revenue will be offset, in part, by adjustments to the net realizable value of certain assets which are currently valued at $6,950,000. These items include DUSA's manufacturing facility currently under construction, raw material and finished goods inventories, commercial light sources, and deferred charges and royalties.

Except for historical information, this report and exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to the reacquisition of rights previously granted to Schering AG, the receipt of payments from Schering AG, the completion of studies by Schering AG, the approach of DUSA's marketing plans, intention to seek improved reimbursement from third-party payers, expectations regarding the financial statement impact of the Schering AG termination agreement, intention to focus on BAAK, intention to participate in various dermatology meetings and beliefs regarding the impact of a potential collaboration for Barrett's esophagus. These factors include, without limitation, the timing of the reacquisition of rights from Schering AG, changing market and regulatory conditions, dependence on third-parties to complete clinical trials, the impact of competitive products, consideration of reimbursement levels by third-parties and pricing, the timely development, FDA and foreign
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regulatory approval for expanded label claims, and market acceptance of our products, reliance on third-parties for the production and manufacture of our products, and the maintenance of our patent portfolio, none of which can be assured, and other risks identified in DUSA's SEC filings from time to time.



ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

(c) Exhibits.

[10] Termination Agreement dated August 26, 2002 between Registrant and Schering AG, portions of which have been omitted pursuant to a request for confidential treatment under Rule 24(b) of the Securities Exchange Act of 1934, as amended.

[99] Press Release dated August 27, 2002.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            DUSA PHARMACEUTICALS, INC.



Dated: August 26, 2002                      By: /s/ D. Geoffrey Shulman
                                                ------------------------------
                                            D. Geoffrey Shulman, MD, FRCPC
                                            President, Chief Executive Officer